                                     - 91 -
                                                                   EXHIBIT 10.3


                                 LEASE AGREEMENT


                                     Between


                            FITCH BUILDING ASSOCIATES
                                    Suite 400
                               80 West Main Street
                            Rochester, New York 14614



                                       And



                           FOUR CORNERS ABSTRACT CORP.
                               80 West Main Street
                            Rochester,New York 14614

                                      INDEX

ARTICLE     TITLE                                        PAGE
- -------     -----                                        ----
1           DEMISE AND TERM                              93
2           RENT                                         93
3           SECURITY DEPOSIT                             94
4           COMMON AREAS                                 94
5           PARKING                                      94
6           INSURANCE                                    95
7           REPAIRS AND MAINTENANCE OF THE PROPERTY      95
8           CHANGES AND ALTERATIONS                      96
9           INDEMNIFICATION                              96
10          COMPLIANCE WITH LAWS                         96
11          DAMAGE OR DESTRUCTION                        97
12          CONDEMNATION                                 97
13          ASSIGNMENTS AND SUBLEASES                    98
14          CONDITION LIMITATIONS; DEFAULT PROVISIONS:
            RE-ENTRY; DAMAGES                            98
15          LANDLORD'S RIGHT TO PERFORM TENANT'S
            COVENANTS                                    99
16          MECHANICS' LIENS                             100
17          LANDLORD'S RIGHT TO ENTER PREMISES           100
18          OFFSET STATEMENT, ATTORNMENT
            SUBORDINATION                                100
19          INVALIDITY OF PARTICULAR PROVISIONS          101
20          NOTICES                                      101
21          QUIET ENJOYMENT                              101
22          SURRENDER                                    101
23          RENEWAL OPTION                               102
24          BROKERS COMMISSIONS                          102
25          RULES AND REGULATIONS                        102
26          ENTIRE AGREEMENT AND TERMINATION             102

                                   BUILDING LEASE

     This Lease dated this 21 st day of June, 1995, between FITCH BUILDING ASSOCIATES, a New York general partnership, with offices at Suite 400, 80 West Main Street, Rochester, New York 14614, (hereinafter referred to as "Landlord") and Four Corners Abstract Corp., a New York business corporation, with offices at 80 West Main Street, Rochester, New York 14614 (hereinafter referred to as "Tenant").

     This Lease is granted and accepted upon the following covenants and conditions, and each of the parties hereto agrees to perform and observe all the terms, covenants and conditions hereof to be performed on his or its part.

                                    ARTICLE 1

                                 DEMISE AND TERM

     Section 1: The Demised Premises are comprised of approximately 9,000 square feet on the 1st and 2nd floors of the Landlord's building located at 360 East Avenue, Rochester, New York 14604, as more fully described in Schedule "A" attached hereto and made a part hereof, to be used by the Tenant for office space. The Tenant agrees to take the Demised Premises in their current condition, "as is" and "where is". Section 2: The term of this lease is for 5 years, commencing on July 1, 1995.

                                    ARTICLE 2

                                      RENT

     Section 1: Tenant agrees to pay to the Landlord at its address indicated above, or at such other place as the Landlord may designate by written notice, a gross annual rental of Seventy Two Thousand Dollars ($72,000.00).

     Such gross annual rental ("Gross Rent") shall be in addition to and over and above all other payments to be made by Tenant as hereinafter provided, and such Gross Rent shall be paid in equal monthly installments of $6,000.00 in advance on the first day of each calendar month during the term of this Lease, commencing as of the effective date hereof.

     Section 2: All costs and expenses relating to the Demised Premises, which may arise or become due during or out of the term, shall be paid by Tenant; provided, however, that the Tenant shall not be required to pay interest or principal amortization under any mortgage placed upon the Demised Premises by the Landlord, or to pay any real estate taxes or insurance on the Building, or to pay any costs or expenses relating to those obligations of the Landlord hereunder to maintain the Building in which the Demised Premises are located, and all common areas. However, the Gross Rent does not include the costs of all utility services to the Demised Premises, including electricity, water, and gas. Electricity usage to the Demised Premises is separately metered, and the Tenant shall be responsible for arranging for said service and bearing all costs thereof. Water and gas usage to the Demised Premises are not separately metered; consequently, the Tenant shall pay to the Landlord as Additional Rent, within ten (10) days after Tenant's receipt of a bill for the same, Tenant's pro rata share of all water and gas usage for the Building. The Tenant's pro rata share shall be that portion of the total usage for the Building corresponding to the proportion between the leasable square footage of the Demised Premises and the total square footage of the Building, plus the square footage of Common Areas.

     Section 3: The Gross Rent shall be paid to the Landlord without notice or demand and without abatement, deduction or set-off, except as otherwise specifically provided herein.


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                                     - 94 -

     Section 4: Additional Rent. Any costs, charges, and expenses, in addition to Gross Rent which Tenant assumes, agrees, or is obligated to pay pursuant to the Lease shall be deemed Additional Rent, and in the event of non-payment, the Landlord shall have all of the rights and remedies with respect thereto as is herein provided in the case of non-payment of Gross Rent.

     Section 5: Late Charges: The Tenant acknowledges that late payment by the Tenant to the Landlord of Gross Rent, Additional Rent, or any other sum due under the Lease will cause the Landlord to incur costs not contemplated by the Lease. Therefore, if any installment of Gross Rent or Additional Rent, or any other sum due under the Lease, is not received by the Landlord within ten (10) calendar days of when due, the Tenant shall pay to the Landlord an additional lump sum equivalent to five percent (5%) of the overdue rent or other sum as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that the Landlord will incur by reason of late payment by the Tenant. Acceptance of any late charge shall not constitute a waiver of the Tenant's default with respect to the overdue amount, nor prevent the Landlord from exercising any of the other rights and remedies available to the Landlord.

                                    ARTICLE 3

                                SECURITY DEPOSIT

     Section 1: The Tenant has this day deposited with the Landlord the sum of $
0.00 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this Lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this Lease, the Landlord shall have the right to transfer the Security to the vendee for the benefit of the Tenant, and Landlord shall be released from all liability for the return of such Security; and the Tenant agrees to look to the new Landlord solely for the return of the said Security, and it is agreed that this shall apply to every transfer or assignment made of the Security to a new Landlord.


                                    ARTICLE 4

                                  COMMON AREAS

     Section 1: The Landlord will provide for the benefit of the Tenant finished common areas at the Landlord's expense. The Landlord shall exclusively provide the design and finish for said common areas.

     Section 2: The common areas shall be under the exclusive care and control of the Landlord. The Tenant shall not have the right to enter into any management decisions affecting the common areas.

     Section 3: The term "common areas" as used in this Lease refers to all components and areas of or within the building in which the Demised Premises are located, interior and exterior, and the land underlying and surrounding same, which are not specifically leased to Tenant or other tenants, including, without limitation thereto by the specification thereof, all hallways, restrooms, foyers, entries, lobbies, atriums, stairways, elevators, landscaped areas, sidewalks, driveways, parking areas, and all areas used in common with other tenants.

                                    ARTICLE 5

                                     PARKING

     Section 1: The Tenant will utilize for parking twenty five (25) parking spaces in the location designated by Landlord within walking distance of the Building.

                                    ARTICLE 6

                                    INSURANCE

     Section 1: The Tenant, throughout the term of the Lease, shall maintain in full force and effect for the benefit of, and naming, the Landlord and the Landlord's agents as additional insureds, and the Tenant as parties insured therein, comprehensive general public liability insurance, including without limitation, umbrella liability coverage against claims for personal injury, death, or damage to property occurring, in, on, or about the Demised Premises, with limits of not less than $1,000,000 for personal injury or death of one person and $1,000,000 arising out of one occurrence, and $100,000 for property damage.

     Section 2: The insurance required hereunder shall be issued by an insurance company licensed to do business in the State of New York prior to any entry by the Tenant into the Demised Premises, and thereafter, not less than ten (10) days prior to the expiration of any expiring policy, the Tenant shall furnish renewals thereof, together with proof of payment of the premiums therefor. If such insurance is carried under a blanket policy, the Tenant may deliver a certificate in lieu of the original policy. Each policy or renewal shall contain a provision for notice to the Landlord at least ten (10) days prior to the cancellation or any modification thereof.

                                    ARTICLE 7

                     REPAIRS AND MAINTENANCE OF THE PROPERTY

     Section 1: The Landlord shall maintain in good working order and repair the exterior and the structural portion of the Building, including the structural portions of the Demised Premises, the public portions of the Building interior, and the Building plumbing, electrical, heating, and ventilating systems exterior of the Demised Premises. Maintenance and repair of the Demised Premises and all plumbing, electrical, heating and ventilating systems therein shall be the Tenant's sole responsibility. The Tenant agrees to give prompt notice of any defective condition in the Building or the Demised Premises for which the Landlord may be responsible hereunder. There shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance, or injury to business arising from the Landlord or others making repairs, additions, or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances, or equipment thereof. It is specifically agreed that the Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of the Landlord to comply with the covenants of this clause or any other clause of the Lease. The Tenant agrees that the Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this clause shall not apply in the case of fire or other casualty which are dealt with in ARTICLE 11 of the Lease.

     Section 2: The Tenant: (a) shall maintain at its sole cost and expense the Demised Premises in a clean, orderly, well-ventilated, and sanitary condition, it being specifically understood and agreed that Tenant shall select and pay for its own janitorial and trash removal services; (b) shall not create or suffer to be created in or about the Demised Premises any nuisance, including, but not limited to, excessive noise; (c) the Tenant further agrees not to use the lavatories, toilets, and other apparatus in said premises and in the building in which said premises are located for any other purpose than that for which they are constructed and the Tenant agrees to pay the Landlord any damage resulting from the misuse thereof; (d) the Tenant shall at all times keep the Demised Premises in good order and repair, reasonable wear and tear excepted. The Tenant shall be responsible for all damage done to the Demised Premise or to said building by the Tenant or the Tenant's agents, employees, invitees, licensees, or servants, and the Tenant shall promptly on demand by the Landlord reimburse the Landlord as additional rent for the full cost of repair of all such damage.

     Section 3: Landlord will keep and maintain common areas including sidewalks, curbs and driveways.

     Section 4: The term "structural" as used in this Lease as it relates to repairs and similar obligations means the roof and permanent walls, ceilings and floors.

                                    ARTICLE 8

                             CHANGES AND ALTERATIONS

     Section 1: Tenant shall have the right at any time and from time to time during the term of this Lease to make, at its sole cost and expense, and using its own contractors, changes and alterations in or of the building and other improvements to the Demised Premises, but only after receiving written consent of the Landlord, which consent shall not be unreasonably or unduly withheld or delayed; subject, however, to the following:

          (a) Landlord shall receive plans and specifications of any proposed alterations;

          (b) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

          (c) Any change or alteration shall be made in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and offices, or any other body hereafter exercising functions similar to those of any of the foregoing, and shall not diminish the value of the Demised Premises.

                                    ARTICLE 9

                                 INDEMNIFICATION

     Section 1: Tenant agrees that except for acts or omissions of the Landlord, it will indemnify and save the Landlord harmless from and against any and all liabilities, losses, damages, costs, expenses, suits, judgments and claims by or on behalf of any person, firm, corporation or governmental authority for injury or damage to person or property, of any nature and howsoever caused, arising on the Demised Premises and the building and improvements thereon, or out of the use, occupation, operation, possession or control by Tenant of the Demised Premises and the building and improvements thereon at any time during the term of this Lease. Tenant further agrees to indemnify and save the Landlord harmless from any and all liability arising from any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease on Tenant's part to be performed.

                                   ARTICLE 10

                              COMPLIANCE WITH LAWS

     Section 1: Tenant, in the use, occupation, operation, possession and control of the Demised Premises and all buildings and improvements thereon,

shall comply with all requirements of all laws, orders, ordinances, rules and regulations of the federal, state, county and municipal authorities and with any direction or certificate of occupancy, pursuant to law, of any public officer and with the requirements of the Board of Fire Underwriters or similar body, with respect to the use, occupation, operation, possession and control of the Demised Premises. The Tenant shall not be responsible for required improvements to the Demised Premises made necessary by any such compliance which does not arise from the Tenant's particular use of the Building.

                                   ARTICLE 11

                              DAMAGE OR DESTRUCTION

     Section 1: In case of casualty to the Demised Premises resulting in damage or destruction, Tenant shall promptly give written notice thereof to the Landlord. Furthermore, subject to the provisions of Article 11, Section 2, of this Lease, Landlord shall only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence, unavoidable delays excepted. If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or invitees, then all repairs will be made at Tenant's expense. The cost of the repairs will be added rent.

     Section 2: If all or more than 50% of the Demised Premises shall be damaged or destroyed by fire or otherwise, either party shall have the option of terminating this Lease by written notice to the other party given within thirty
(30) days after such destruction or damage has been made known to the party.

                                   ARTICLE 12

                                  CONDEMNATION

     Section 1: In the event that the Demised Premises, or any part thereof, shall be taken in condemnation proceedings ar by exercise of any right of eminent domain, the Landlord shall be entitled to collect from any condemnor the entire award. Tenant shall retain its right to a separate award for movable trade fixtures and moving expenses. Tenant agrees to execute any and all further documents that may be required in order to facilitate collection by the Landlord of any and all such awards.

     Section 2: If at any time during the term of this Lease title to the whole or materially all of the Demised Premises shall be taken by exercise of the right of condemnation or eminent domain, or by agreement between the Landlord and those authorized to exercise such right, this Lease shall terminate and expire on the date title vests in the condemnor and the Net Rent provided to be paid by Tenant shall be apportioned and paid to such date. For the purposes of this Article 12, "materially all of the Demised Premises" shall be deemed to have been taken if the portion of the Demised Premises not so taken, cannot be so repaired as to be suitable for use in the conduct of Tenant's business as conducted on the Demised Premises immediately prior to the taking.

     Section 3: If at any time during the term of this Lease title to less than the whole or less than materially all of the Demised Premises shall be taken as aforesaid, all of the award or awards collected by the Landlord pursuant to
Article 12, Section 1, of this Lease shall be held by the Landlord and applied and paid over toward the cost of any necessary demolition, repair and restoration by Tenant. The Landlord shall be entitled, in any event, to retain from the award the fair value of the land taken and the Net Rent will be adjusted as provided in Article 12, Section 4.

     Section 4: If title to less than the whole or less than materially all of the Demised Premises shall be taken as aforesaid, this Lease shall continue, but the Net Rent thereafter payable by Tenant shall be apportioned and reduced from the date of such partial taking by a fair and reasonable amount determined by the Landlord and Tenant.

                                   ARTICLE 13

                            ASSIGNMENTS AND SUBLEASES

     Section 1: Tenant may not assign this Lease or sublet the Demised Premises in whole or in part or otherwise transfer or encumber its leasehold estate in whole or in part without the prior written consent of the Landlord, said consent not to be unreasonably withheld.

                                   ARTICLE 14

          CONDITION LIMITATIONS; DEFAULT PROVISIONS; RE-ENTRY; DAMAGES

     Section 1: Any one or more of the following events shall constitute a default:

          (a) default by Tenant in the due and punctual payment of any Gross Rent or additional rent payable under this Lease or any part thereof when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after written notice thereof from the Landlord to Tenant; or

          (b) default by Tenant in the performance of or compliance with any of the covenants, agreements, terms or provisions contained in this Lease, other than those referred to in the foregoing paragraph (a), and such default shall continue for a period of ten (10) days after written notice thereof from the Landlord to Tenant, except that in connection with a default not susceptible of being cured with due diligence within thirty (30) days, the time of Tenant within which to cure the same shall be extended for such time as may be necessary to cure the same with all due diligence, provided Tenant commences promptly and proceeds diligently to cure the same and further provided that such period of time shall not be so extended as to subject the Landlords to any criminal liability or forfeitures; or

          In the event any such default as set forth in paragraphs (a) through
(b) above shall occur and not be cured within the applicable grace period, the Landlord at any time thereafter during the continuance of such default,.may give written notice to Tenant, specifying such default or event of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least twenty (20) days after giving such notice, and upon the date specified in such notice, this Lease and the term hereby demised and all rights of Tenant under this Lease shall terminate.

     Section 2: If this Lease shall terminate as provided in this Article or if an event of default referenced in Section 1 above occurs and is not cured within the allowed grace period, Landlord may immediately or any time after termination of this Lease or expiration of the applicable grace period, re-enter into or upon the Demised Premises, or any part thereof, by any suitable action or proceeding at law, and may repossess the same and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The words "re-enter", "re-entry" and "re-entered" as used in this Lease are not restricted to their technical legal meanings.

     Section 3: In the event of any termination of this Lease under the provisions of Section 1 above or in the event that the Landlord shall re-enter the Premises under the provisions of Section 2 above or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossession or other action of law, Tenant shall thereupon pay to Landlord all rents and other charges payable hereunder by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to the Landlord damages as provided in Section 4 below. The specified remedies to which Landlord may resort hereunder are cumulative and shall be in addition to every right or remedy now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by the Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     Section 4: In the event of any termination of this Lease under the provisions of Section 1, above or in the event that Landlord shall re-enter the Demised Premises under the provisions of Section 2 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossession or other proceeding or action or any provision of law, Tenant will pay to Landlord as damages a sum equal to the aggregate of the rent and the additional rent which would have been payable by Tenant hereunder had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates specified herein following such termination or such re-entry and until the date for the expiration of the Lease Term as provided herein; provided, however, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the Gross Rents received by Landlord from such re-letting, such Gross Rents to be determined by first deducting from the gross rents as and when received by Landlord payment of such expense, commissions and charges as the Landlord may have paid or incurred including legal expenses and attorneys' fees, in terminating this Lease or of re-entering the Demised Premises and of securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Demised Premises and the rental therefor in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; provided further, that (i) in no event shall Tenant be entitled to receive any excess of such Gross Rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subparagraph (b) to a credit in respect of any Gross Rents from a re-letting except to the extent that such Gross Rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provision of Section 1 above, or under any provision of law, or had Landlord not re-entered the Demised Premises.

     Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums for damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     Section 5: No failure by the Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of such covenant, agreement, term or condition.

                                   ARTICLE 15

                 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

     Section 1: Tenant covenants and Decrees that if Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, the Landlord, after fifteen (15) days written notice to Tenant, may, but shall not be obligated to, and without waiving or releasing

Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent the Landlord may deem desirable, and in connection therewith to pay reasonable and necessary expenses, including such for the employment of counsel. All sums so paid by the Landlord and all expenses in connection therewith, together with interest thereon at the prime rate per annum as established by First National Bank in Rochester, New York, from the date of such payment, shall be deemed additional rent hereunder and be payable to the Landlord on demand.

                                   ARTICLE 16

                                 MECHANICS' LIEN

     Section 1: Tenant shall not suffer or permit any mechanics' or other liens to be filed against the Demised Premises nor against Tenant's leasehold interest therein by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the premises or any part thereof through or under Tenant. If any such mechanics' liens or other liens shall at any time be filed against the Demised Premises, Tenant shall cause the same to be discharged of record or bonded within sixty (60) days after the date of filing. If Tenant shall fail to discharge or bond such mechanics' liens within such period, then in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, procure their discharge and in such event the Landlord shall be entitled, if the Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanics' liens by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid by the Landlord for any of the aforesaid purposes and all reasonable legal and other expenses of the Landlord, including reasonable counsel fees, in defending any such actions or in or about procuring the discharge of such liens, with all necessary disbursements in connection therewith, with interest thereon at the rate of ten percent (10%) per annum from the date of payment, shall be repaid by Tenant to the Landlord on demand.

                                   ARTICLE 17

                       LANDLORD'S RIGHT TO ENTER PREMISES

     Section 1: Tenant agrees to permit the Landlord and any authorized representatives of the Landlord to enter the Demised Premises at all times during usual business hours upon 24 hours prior notice (48 hours for repair or other work) or any time in case of emergency, to inspect the same, or to exhibit the Demised Premises to a prospective purchaser, and if the Landlord shall desire, but without implying any obligation on Landlord to do so, to make any necessary repairs under the terms of this Lease by the Landlord and to perform any work in the Demised Premises by the Landlord to comply with any laws, ordinances, orders, regulations or requirements of any insurer. During the progress of such work, the Landlord may keep and store upon the premises all necessary materials, tools and equipment. The Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant, provided it be as little as may be reasonably possible in the circumstances, by reason of the performance of any such work or of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby in any manner whatsoever.

                                   ARTICLE 18

                   OFFSET STATEMENT, ATTORNMENT SUBORDINATION

     Section 1: Subordination Agreement: The rights of Tenant under this Lease shall be and are automatically subject and subordinate at all times to the lien of any mortgage now or hereafter encumbering the Demised Premises, or any refinancing, modification, renewal, extension, or consolidation thereof, without need for the execution of any further documents by Tenant. Regardless, Tenant agrees to execute upon ten (10) days' prior Written request, any further instrument reasonably requested by Landlord or any present or future lender to Landlord to evidence this subordination, and to attorn to any present or future lender to Landlord, including but not limited to, execution without change or modification of any such instrument reasonably required by any present or future lender to Landlord.

     Section 2: Estoppel Statement: Tenant agrees that at any time and from time to time upon ten (10) days prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord a statement in writing stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease as so modified is in full force and effect), the dates to which the rent and other charges have been paid and whether Landlord has defaulted in the performance of any of its obligations under the terms of this Lease, together with any other provisions in any form as reasonably required by any present or future lender to Landlord.

                                   ARTICLE 19

                       INVALIDITY OF PARTICULAR PROVISIONS

     Section 1: If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                   ARTICLE 20


                                     NOTICES

     Section 1: All notices, demands and requests which may or are required to be given by any party to another shall be in writing and either delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, and addressed:

                (a) if to Tenant:      Four Corners Abstract Corp.
                                       360 East Avenue
                                       Rochester, New York 14604

                (b) if to Landlord:    Fitch Building Associates
                                       Suite 400, Wegman Building
                                       80 West Main Street
                                       Rochester, New York 14614

or at such other address as the party to receive such notice may from time to time indicate in writing to the other party. A notice, demand or request, which is mailed as provided above shall be deemed given on the first business day following the postmark date.

                                   ARTICLE 21

                                 QUIET ENJOYMENT

     Section 1: The Landlord agrees that Tenant, upon paying the Net Rent and all other charges herein provided for and performing and fulfilling the covenants, agreements and conditions of this Lease on Tenant's part to be performed and fulfilled, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by the Landlord or any person or persons claiming under the Landlord, subject, however, to the matters herein set forth.

                                   ARTICLE 22

                                    SURRENDER

     Section 1: On the last day of the Lease Term, or the last Renewal Term, or any earlier date of termination, Tenant shall peaceably surrender the Demised Premises in good order, condition and repair, ordinary wear and tear and damage by the elements or other casualty excepted. All alterations, additions, improvements and permanent fixtures which shall have been made by Tenant upon the Demised Premises shall remain upon and be surrendered with the Demised Premises as part thereof, provided, however, that Tenant shall have the right to remove all trade fixtures and personal property, including but not limited to, office furniture and equipment.


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                                     - 102 -

                                   ARTICLE 23


                                 RENEWAL OPTION

     Section 1: Provided that Tenant is not then in default under the terms of this Lease and further provided that this Lease has not theretofore been Terminated pursuant to the terms hereof, Tenant shall have the option to renew this Lease for one (1 ) successive additional term of five (5) year(s). The option to renew for the Renewal Term shall expire and be of no further force and effect unless the option is exercised by Tenant giving written notice to Landlord not less than six (6) months prior to the expiration of the original term of the lease. The terms of the Lease shall remain the same during said renewal period, except that the Gross Rent shall be increased to Eighty Five Thousand Dollars ($85,000.00), payable in monthly installments of Seven Thousand Eighty Three and 33/100 Dollars ($7,083.33).

                                   ARTICLE 24

                                   COMMISSIONS

     Section 1: The parties hereto agree that no broker or realtor brought about this Lease and Landlord agrees to be responsible for any broker's commissions whatsoever.

                                   ARTICLE 25

                              RULES AND REGULATIONS

     Section 1: The Landlord reserves the right to make such reasonable rules and regulations as in its judgment may from time to time be needful for the safety, care, and cleanliness of said Demised Premises and said building and for the preservation of good order therein and the Tenant agrees faithfully to comply with the same, to be placed into effect no earlier that thirty (30) calendar days after written notice thereof to Tenant.

                                   ARTICLE 26

                                ENTIRE AGREEMENT

     Section 1: The Lease is the total agreement of the parties thereto, and the Landlord has made no representations or promises in respect to the Demised Premises or the building in which the demised premises are located except those contained therein, and those, if any, contained in a writing signed by the parties. The Lease may not be changed, modified, discharged, or terminated orally.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                                   TENANT: FOUR CORNERS ABSTRACT CORP.


Dated:   June 22, 1995             By:______________________________________
                                      William S. Gagliano

                                      Executive Vice President


                                   LANDLORD: FITCH BUILDING
                                   ASSOCIATES

Dated:   July 18, 1995             By:______________________________________
                                      Bernard J. Iacovangelo
                                      Managing Partner